CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated March 22, 2007, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-89275 and 811-3954) of Dreyfus Tax Exempt Cash Management.

ERNST & YOUNG LLP

New York, New York
September 24, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 2-89275 and 811-3954) of Dreyfus California AMT Tax-Free Cash Management.

ERNST & YOUNG LLP

New York, New York
September 24, 2007